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                                                                 Exhibit 5


                           DRINKER BIDDLE & REATH LLP
                                   Suite 300
                              1000 Westlakes Drive
                             Berwyn, PA  19312-2409

                               February 27, 1998

Shared Medical Systems Corporation
51 Valley Stream Parkway
Malvern, Pennsylvania  19355

Ladies and Gentlemen:

     We have acted as counsel to Shared Medical Systems Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 under the Securities Act of 1933 (the "Registration Statement") relating to 1,119,428 shares of the Common Stock of the Company, par value $.01 per share (the "Shares"), currently outstanding.

     In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, its By-Laws, as amended, resolutions of its Board of Directors, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares has been duly authorized by the necessary corporate action of the Company and that the Shares have been validly issued and are fully-paid and non-assessable by the Company.

     The opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

     We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              /s/ Drinker Biddle & Reath LLP

                              Drinker Biddle & Reath LLP

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